Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 13, 2023, relating to the consolidated financial statements of Vornado Realty Trust and the effectiveness of Vornado Realty Trust’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Vornado Realty Trust for the year ended December 31, 2022.

/s/ DELOITTE & TOUCHE LLP
New York, New York
June 2, 2023